UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 12, 2013

POLYMER GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-14330	57-1003983
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300 Charlotte, North Carolina		28269
(Address of Principal Executive Offices)		(Zip Code)

(704) 697-5100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Departure of Director
On June 17, 2013, Mark S. Burgess resigned from the Board of Directors (the “Board”) of Polymer Group, Inc. (“PGI” or the “Company”), effective immediately. His resignation was not due to any disagreement with the Company.
Departure of Chief Executive Officer
On June 18, 2013, the Company announced that Veronica Hagen, the Company's current President and Chief Executive Officer, will retire from the Company, effective August 31, 2013, or such earlier date as PGI may elect (the “Retirement Date”). Ms. Hagen will be retiring from her current positions as President and Chief Executive Officer effective June 19, 2013, and she will thereafter remain employed with the Company until the Retirement Date. Under the retirement agreement described below, Ms. Hagen will continue to serve as a member of the Board until the earlier of (a) April 1, 2014 or (b) such earlier date as determined by the new Chief Executive Officer of the Company.
In connection with Ms. Hagen's retirement, the Company and Scorpio Holdings Corporation (the "Parent") entered into a retirement agreement dated as of June 17, 2013 with Ms. Hagen (the “Retirement Agreement”), pursuant to which she will continue to receive her base salary at its current rate until the Retirement Date and will receive a cash severance payment of $2,559,000, payable over the 18-month period following the Retirement Date. In addition, Ms. Hagen will remain eligible to receive a full year annual bonus for fiscal year 2013 in accordance with her employment agreement, which provides for a bonus target amount of 100% of her current base salary and a maximum of 200% of her current base salary. The Company will also pay Ms. Hagen, in a lump sum payable no later than March 15, 2014, an amount equal to $266,656, contingent upon Ms. Hagen's willingness to continue serving on the Board through December 31, 2013. The Company will also pay Ms. Hagen a cash retainer of $75,000 per annum for her continued service on the Board.
Under the Retirement Agreement, and in accordance with the terms of her Nonqualified Stock Option Agreement with the Parent, Ms. Hagen will forfeit all of her 1,507.25 performance options, 602.90 of her exit options, and 602.90 of her time options on her Retirement Date. Her remaining 904.35 time options are vested. The remaining 904.35 of her exit options remain eligible to vest if the applicable vesting conditions are satisfied prior to the expiration of the exit options. These time and exit options will expire on the earlier of January 25, 2021 or Ms. Hagen engaging in a competitive activity with PGI or otherwise violating certain restrictive covenants. In addition, each of (i) Parent and (ii) Blackstone Capital Partners V L.P. and its affiliates (collectively, the "Sponsor") has agreed to waive its call rights with respect to Ms. Hagen's shares of common stock of Parent, unless Ms. Hagen engages in a competitive activity or otherwise breaches a restrictive covenant. In addition, the Company will continue, on behalf of Ms. Hagen and her dependents and beneficiaries, the medical, dental and hospitalization benefits she currently receives from the Company for a period of 18 months following the Retirement Date.
Appointment of New Chief Executive Officer
On June 18, 2013, the Company also announced that J. Joel Hackney, Jr. has been appointed to serve as the Company's new President and Chief Executive Officer (“CEO”) and as a director of the Company.

Mr. Hackney, 44, previously served as Senior Vice President and General Manager, Avaya Cloud Solutions at Avaya, a leading global IT and communications company, since January 11, 2013. Prior to that and since June 14, 2010, he served as Avaya's Senior Vice President, Global Sales and Marketing and President, Field Operations. From December 19, 2009 until June 14, 2010, he was Avaya's Senior Vice President and President, Avaya Government and Data Solutions. Previously, he spent four years at Nortel Networks Corporation where, from September 2007 to December 2009, he served as President, Nortel Enterprise Solutions and, from December 2005 to September 2007, he served as Senior Vice President of Global Operations and Quality.

Employment Agreement

In connection with Mr. Hackney's appointment as CEO, the Company and Mr. Hackney entered into an employment agreement on June 12, 2013 (the “Agreement”), pursuant to which Mr. Hackney will commence employment as the Company's new President and CEO effective June 19, 2013 (the “Effective Date”). The term of the Agreement begins on the Effective Date and ends on the fifth anniversary of the Effective Date, unless extended in writing by the parties or earlier terminated in accordance with the Agreement's provisions.

Under the Agreement, PGI agrees to employ Mr. Hackney as CEO of the Company. As CEO, Mr. Hackney will also serve as a member of the Board. Mr. Hackney's annual base salary will be $850,000, subject to annual review by the Board. In addition, Mr. Hackney will be eligible to receive a target annual bonus equal to 100% of his base salary (and a maximum annual bonus of 200% base salary), based on annual performance goals to be established by the Board in consultation with Mr. Hackney. In addition, in lieu of Mr. Hackney's participation in the Company's 2013 bonus plan, Mr. Hackney will be entitled to receive a sign-on bonus payable within thirty days of the start of his employment in an amount equal to the sum of (x) the portion of his base salary that will be earned in 2013 plus (y) $150,000, less applicable withholding. Mr. Hackney is obligated to refund the sign-on bonus in full if he resigns without good reason or is terminated by PGI for cause, in either case, prior to January 31, 2014.

Mr. Hackney will be eligible to participate in PGI's various employee benefit programs for which employees of PGI and its subsidiaries are generally eligible, including health, life, retirement and disability. PGI will provide Mr. Hackney reimbursement for life insurance premiums in an amount not to exceed $1,000 each year. PGI will also provide Mr. Hackney with the continued use of an automobile, for which PGI will maintain automobile insurance, cover the cost of general maintenance on the automobile and reimburse Mr. Hackney for fuel. Mr. Hackney will be responsible for any automobile costs in excess of $20,000 per year. In addition, Mr. Hackney will be entitled to reimbursement (on a tax grossed-up basis) of all reasonable relocation expenses, including a miscellaneous cash allowance of $50,000. PGI will also pay up to $25,000 of Mr. Hackney's reasonable professional fees incurred in connection with the negotiation and preparation of the Agreement and related agreements.

Pursuant to the terms of the Agreement, Mr. Hackney is entitled to receive severance payments if his employment is terminated without cause by the Company or if Mr. Hackney terminates for good reason. Such severance payments consist of an amount equal to 1.5 times the sum of (x) his then-current annual base salary and (y) his target annual bonus. In addition, Mr. Hackney will be entitled to a pro rata portion of his annual bonus in respect of the year of termination, any earned but unpaid annual bonus for a completed fiscal year and a lump sum equal to 18 months of COBRA premiums to cover continued medical benefits.

The amounts payable to Mr. Hackney upon a termination of employment described above are subject to his execution of a general release of claims. Furthermore, the severance payments are contingent upon Mr. Hackney's continued compliance with the confidentiality, non-competition, non-solicitation and non-disparagement covenants contained in the Agreement. The confidentiality and non-disparagement covenants each have an indefinite term, and the non-competition and non-solicitation covenants each have a term effective during employment and for 18 months following a termination of his employment. The Agreement also provides that Mr. Hackney may be required by the Board to return any outstanding equity awards granted on or after the Effective Date and any value received from any cash-based or equity-based incentive awards granted on or after the Effective Date if, prior to or within two years of the termination of Mr. Hackney's employment, (i) PGI is required to make a material restatement of financial results for years during which Mr. Hackney was an employee and due to actions or inactions by him or of which he had knowledge, or (ii) Mr. Hackney is found to have engaged in misconduct while an employee, which, if discovered at the time would have justified a termination for cause.

Equity Compensation

In addition to the foregoing, the Agreement provides for the grant to Mr. Hackney, in accordance with and pursuant to the terms of the 2011 Scorpio Holdings Corporation Stock Incentive Plan (the “Plan”), of an option to purchase 6,000 shares of common stock of Parent (including 2,000 time options and 4,000 exit options) and of restricted stock units covering 3,000 shares of common stock of Parent. Such grants were made pursuant to a separate option agreement (the “Option Agreement”) and a separate restricted stock unit agreement (the “Restricted Stock Unit Agreement”). In addition, during the 90-day period following the Effective Date, Mr. Hackney may elect to make an investment in Parent or one of its affiliates, at a per share price equal to the fair market value of a share of common stock of Parent on the closing date of such co-investment.

Subject to Mr. Hackney's continued employment through the applicable vesting dates, (i) the time options will vest and become exercisable with respect to 20% of the shares subject to such time options on each of the first five anniversaries of the grant date; and (iii) the exit options will vest on the date, if any, when the Sponsor has received cash proceeds in respect of its investment in the Parent's equity securities (a) aggregating in excess of 2.0 times the amount of its cumulative invested capital in Parent's equity securities and (b) resulting in an annual internal rate of return of at least 15% on its cumulative invested capital in Parent's equity securities. The exercise price per share of each option granted under the Agreement is equal to the fair market value on the Effective Date (which is expected to be $1,000 per share). In addition, as a condition of receiving the options, Mr. Hackney agreed to certain restrictive covenants, including confidentiality of information, non-competition, and non-solicitation covenants.

With respect to the time options, if Mr. Hackney's employment is terminated (a) by PGI without cause, (b) by Mr. Hackney as a result of his resignation with good reason or (c) as a result of his death or disability, an additional number of the time-vesting options will vest equal to the number that would have vested over the 12-month period following the applicable termination date. Any other time-vesting options that remain unvested on termination of employment and do not vest will be forfeited. In addition, the time options will become fully vested upon a change in control that occurs during Mr. Hackney's employment with us, or during the 90 days following termination of his employment without cause or with good reason or due to death or disability.

With respect to the exit options, if Mr. Hackney's employment is terminated (a) PGI us without cause, (b) by Mr. Hackney as a result of his resignation with good reason or (c) as a result of his death or disability, the exit-vesting options will remain outstanding and eligible to vest for 12 months following the applicable termination date. If the exit-vesting options do not vest during the 12 months following such a termination, such options will terminate and be forfeited.

Under the RSU Agreement, the RSUs will become vested, and settled in shares of common stock of Parent, on the third anniversary of the Effective Date. Dividend equivalent shares will accrue with respect to the RSUs if dividends are paid on Parent common stock and will vest proportionately with the RSUs to which they relate. In addition, in the event that Mr. Hackney is terminated by the Company with cause or by Mr. Hackney while grounds for cause exist, Mr. Hackney shall forfeit all RSUs granted under the RSU Agreement (whether or not then vested) as well any accrued dividend equivalent shares. In the event of a change in control, the number of shares equal to all outstanding RSUs thereunder (whether or not vested RSUs) shall be distributed to Mr. Hackney effective as of immediately prior to the change of control. As a condition of receiving the RSUs, Mr. Hackney also agreed to certain restrictive covenants, including confidentiality of information, non-competition, and non-solicitation covenants.

All shares of common stock acquired by Mr. Hackney including those acquired following settlement of RSUs and shares acquired upon the exercise of options are subject to the terms of the Management Equity Subscription Agreement under the 2011 Scorpio Holdings Corporation Stock Incentive Plan between Parent and Mr. Hackney (the “Subscription Agreement”). The terms of the Subscription Agreement are substantially similar to the terms of the management equity subscription agreements entered into by the Company's named executive officers in connection with previous grants of equity-based awards, which material terms are described on page 118 of our Annual Report on Form 10-K for the fiscal year ended December 29, 2012 (the “Form 10-K”), except for an additional provision that requires Parent to pay Mr. Hackney, in the event of a change in control within 180 days of a repurchase of Mr. Hackney's shares by Parent due to termination of his employment by us without cause or by him for good reason, any additional amount that Mr. Hackney would have received for his shares upon the consummation of such change in control.

In addition to the agreements described above, Mr. Hackney is also entering into the shareholders agreement with Parent and affiliates of the Sponsor (the “Shareholders Agreement”). The Shareholders Agreement, which is described in more detail on page 130 of the Form 10-K, governs certain matters relating to ownership of Parent, including with respect to the election of directors of the Company's parent companies, voting, restrictions on the issuance or transfer of shares, including tag-along rights and drag-along rights, other special corporate governance provisions and registration rights (including customary indemnification provisions).

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Polymer Group, Inc. dated June 18, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.

Date: June 18, 2013	/s/ Dennis E. Norman
Dennis E. Norman
Executive Vice President and Chief Financial Officer

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